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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           Colonial Properties Trust
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


             Alabama                                     59-7007599
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


2101 Sixth Avenue North, Suite 750, Birmingham, Alabama.         35203
--------------------------------------------------------       ----------
       (Address of Principal Executive Offices)                (Zip Code)


  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.     [X]

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.     [_]


  Securities Act registration statement file number to which this form relates:
333-18259
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  Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class                             Name of Each Exchange on Which
             to be so Registered                             Each Class is to be Registered
   ----------------------------------------                  ------------------------------

    8 3/4% Series A Cumulative Redeemable                       New York Stock Exchange
   Preferred Shares of Beneficial Interest,
           Par Value $.01 Per Share

  Securities to be registered pursuant to Section 12(g) of the Act:  Not
                                                                     ---
applicable.
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

  The information set forth under the caption "Description of Series A Preferred Shares" in the Registrant's Prospectus Supplement dated November 3, 1997 and under the caption "Description of Preferred Shares of Beneficial Interest" in the Registrant's Prospectus dated January 8, 1997, filed simultaneously with the Commission on November 5, 1997 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-18259) covering the offer and sale of shares of the class of the securities to be registered hereby, is incorporated herein by reference.

ITEM 2.  EXHIBITS

  The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.



                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 14, 1997        COLONIAL PROPERTIES TRUST


                                By:    /s/ Douglas B. Nunnelley
                                       -----------------------------------
                                Name:      Douglas B. Nunnelley
                                Title: Senior Vice President and Secretary

                                       2
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                                 EXHIBIT INDEX


  Exhibit Number                          Description
  --------------                          -----------

        3* Declaration of Trust of the Company, as amended, including Articles Supplementary relating to the 8 3/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share

* Incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K dated November 3, 1997.